Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2007 (except for the effects for the accounting for discontinued operations as discussed in Note 1 and Note 2, as to which date is January 26, 2010) in Amendment No. 1 to the Registration Statement (Form S-4) and the related Prospectus of Salem Communications Corporation for the registration of $300,000,000 Senior Secured Second Lien Notes.

/s/ Ernst & Young LLP

Los Angeles, California

January 26, 2010